Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December 20, 2016, between Select Energy Services, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”) and FBR Capital Markets & Co., a Delaware corporation, as the initial purchaser/placement agent (“FBR”), for the benefit of FBR, the purchasers (“Participants”) of the Company’s Class A-1 common stock, $0.01 par value per share (“Class A-1 Shares”), in the private offering by the Company of shares of the Class A-1 Shares, and the direct and indirect transferees of FBR and each of the Participants.

This Agreement is made pursuant to the Purchase/Placement Agreement (the “Purchase/Placement Agreement”), dated as of December 13, 2016, between the Company and FBR in connection with the purchase and sale or placement of an aggregate of 14,000,000 Class A-1 Shares (plus up to an additional 2,100,000 Class A-1 Shares that FBR has the option to purchase or place to cover additional allotments, if any). In order to induce FBR to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to FBR, the Participants, and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement. Pursuant to the Company’s amended and restated certificate of incorporation (the “Company Charter”), the Class A-1 Shares are convertible into an equivalent number of shares of Class A common stock, $0.01 par value per share (the “Class A Shares”), of the Company upon certain events.

The parties hereto hereby agree as follows:

1.                                      Definitions

As used in this Agreement, the following terms shall have the following meanings:

Accredited Investor Shares:  The Shares initially sold by the Company to “accredited investors” (within the meaning of Rule 501(a) promulgated under the Securities Act) as Participants.

Affiliate: As to any specified Person, as defined in Rule 12b-2 under the Exchange Act.

Agreement: As defined in the preamble.

Board of Directors: As defined in Section 2(b) hereof.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Bylaws: The Bylaws of the Company, adopted as of the date hereof, as amended from time to time.

Class A Shares: As defined in the preamble.

Class A-1 Shares: As defined in the preamble.

Class B Shares:  The shares of Class B common stock, $0.01 par value per share, of the Company.

Closing Date: December 20, 2016 or such other time or such other date as FBR and the Company may agree.

Commission: The Securities and Exchange Commission.

Common Stock:  The Class A-1 Shares, Class A Shares and Class B Shares.

Company: As defined in the preamble.

Company Charter: As defined in the preamble.

Controlling Person: As defined in Section 7(a) hereof.

End of Suspension Notice: As defined in Section 6(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

Exchange Act Registration Statement: As defined in Section 2(c) hereof.

FBR: As defined in the preamble.

FINRA: The Financial Industry Regulatory Authority.

Holder: Each record owner of any Registrable Shares from time to time, including FBR and its Affiliates to the extent FBR or any such Affiliate holds any Registrable Shares.

Indemnified Party: As defined in Section 7(c) hereof.

Indemnifying Party: As defined in Section 7(c) hereof.

IPO Registration Statement: As defined in Section 2(b) hereof.

Issuer Free Writing Prospectus: As defined in Section 2(c) hereof.

JOBS Act: The Jumpstart Our Business Startups Act of 2012, as amended, and the rules and regulations promulgated by the Commission thereunder.

Lead Underwriter: As defined in Section 2(b)(ii) hereof.

Legacy Holder: Certain holders (including holders indirectly through SES Legacy Holdings, LLC) of the Company’s capital stock other than the Registrable Shares on or prior to the Closing Date that owned equity interests in the Company or its predecessor prior to the date hereof.

Legacy Holder Registration Rights Agreement: That certain registration rights agreement between the Company and the Legacy Holders, dated as of December 20, 2016.

Liabilities: As defined in Section 7(a) hereof.

No Objections Letter: As defined in Section 5(t) hereof.

Nominee: As defined in Section 3(c) hereof.

Participants: As defined in the preamble.

Person: An individual, partnership, corporation, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Post Offering Period: As defined in Section 2(b)(ii) hereof.

Proceeding: An action (including a class action), claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus at the “time of sale” within the meaning of Rule 159 under the Securities Act and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

Purchase/Placement Agreement: As defined in the preamble.

Purchaser Indemnitee: As defined in Section 7(a) hereof.

Registrable Shares: The Rule 144A Shares, the Accredited Investor Shares and the Regulation S Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange, conversion or replacement of such Registrable Shares (including any conversions of the Rule 144A Shares, the Accredited Investor Shares and Regulation S Shares into Class A Shares) or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such securities, the earliest to occur of (i) the date on which the resale of such security has been registered pursuant to the Securities Act and it has been disposed of in accordance with the Registration Statement relating to it, (ii) the date on which such securities either have been transferred pursuant to Rule 144 (or any similar provision then in effect) or are freely saleable, without condition pursuant to Rule 144, including any current public information requirements, and are listed for trading on the New York Stock Exchange, the Nasdaq Global Market or a similar national securities exchange or (iii) the date on which such securities are sold to the Company.

Registration Expenses: Any and all fees and expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, FINRA or other registration, listing, inclusion and filing fees; (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of FINRA); (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange pursuant to Section 5(n) of this Agreement; (v) the fees and disbursements of counsel for the Company and of the independent registered public accounting firm of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to the performance of this Agreement); (vi) reasonable fees and disbursements of Baker Botts L.L.P. or Sidley Austin LLP, or, if such firms are unable or unwilling to serve in such capacity, one such other nationally-recognized securities law counsel reasonably acceptable to the Company and FBR, with respect to a review of the Registration Statement and other offering arrangements with respect to the Holders (such counsel, “Review Counsel,” it being understood that such Review Counsel shall not be deemed to representing one or more Holders unless such firm and such Holder or Holders so agree in writing); provided, however, that Holders holding a majority of the Registrable Shares (or, in the case of an Underwritten Offering in which Holders elect to sell Registrable Shares, Holders holding a majority of the Registrable Shares held by the Holders who have elected to sell Registrable Shares in such Underwritten Offering) may object to the appointment of Baker Botts L.L.P. or Sidley Austin LLP or such other nationally-recognized securities law counsel as Review Counsel and appoint a new Review Counsel; provided, however, that if Holders electing to sell Registrable Shares in an Underwritten Offering object to the appointment of Baker Botts L.L.P. or Sidley Austin LLP or such other nationally-recognized securities law counsel as Review Counsel and appoint a new Review Counsel, such objection and appointment shall only be applicable to such Underwritten Offering; provided, further, that such legal fees shall not exceed $100,000 with respect to any Registration Statement or firm commitment underwriting; and (vii) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, and all transfer taxes and transfer fees relating to the sale or disposition of Registrable Shares by a Holder.

Registration Statement: Any registration statement of the Company that covers the resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Regulation S: Regulation S (Rules 901-905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

Regulation S Shares: The Shares initially resold by FBR pursuant the Purchase/Placement Agreement to “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S).

Review Counsel: As defined in paragraph (vi) of the definition for Registration Expenses.

Rule 144 Termination Date: The earliest date by which the Registrable Shares can be sold publicly pursuant to Rule 144 without condition, including, but not limited to, volume limitations, manner of sale restrictions or current public information requirements.

Rule 144A Shares: The Shares initially resold by FBR pursuant to the Purchase/Placement Agreement to “qualified institutional buyers” (as such term is defined in Rule 144A).

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder. Any reference to a “Rule” number herein, unless otherwise specified, shall be a reference to such Rule number promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Shares: The Class A-1 Shares being offered and sold pursuant to the terms and conditions of the Purchase/Placement Agreement.

Shelf Registration Statement: As defined in Section 2(a) hereof.

Special Election Meeting: As defined in Section 3(b) hereof.

Special Stock Dividends:  As defined in Section 2(h) hereof.

Suspension Event: As defined in Section 6(b) hereof.

Suspension Notice: As defined in Section 6(b) hereof.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for re-offering to the public.

2.                                      Registration Rights

(a)                                 Mandatory Shelf Registration. As set forth in Section 5 hereof and for so long as there are any Registrable Shares, subject to Section 2(c) hereof, the Company agrees to file with the Commission as soon as reasonably practicable following the date of this Agreement (but in no event later than April 30, 2017) a shelf Registration Statement on Form S-1 or such other form under the Securities Act then available to the Company providing for the resale of any Registrable Shares pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”). Subject to Section 2(c) hereof, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the initial filing thereof and to cause the Registrable Shares to be listed on the New York Stock Exchange, the Nasdaq Global Market, or similar national securities exchange concurrently with the effectiveness of the Shelf Registration Statement (but in no event later than October 31, 2017). Any Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents) by the Holders of any and all Registrable Shares.

(b)                                 IPO Registration. If the Company proposes to file a registration statement on Form S-1 or such other form under the Securities Act providing for the initial public offering of the Registrable Shares (the “IPO Registration Statement”), it being understood that a public offering conducted after the Shelf Registration Statement has become effective and the Shares have been listed for trading on the New York Stock Exchange, the Nasdaq Global Market, or similar national securities exchange, shall not be deemed to be an initial public offering, the Company will notify in writing each Holder of the filing before (but no earlier than ten (10) Business Days before) or within five (5) Business Days after the initial filing and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in the IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable Shares in the IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement.

(i)                                     Right to Terminate IPO Registration. The Company shall have the right to terminate or withdraw the IPO Registration Statement initiated by it and referred to in this Section 2(b) prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Shares in such registration; provided, however, the Company must provide each Holder that elected to include any Registrable Shares in such IPO Registration Statement prompt written notice of such termination or withdrawal. Furthermore, in the event the IPO Registration Statement is not declared effective within one hundred twenty (120) days following the initial filing of the IPO Registration Statement, unless a road show for the Underwritten Offering pursuant to the IPO Registration Statement is actually in progress at such time or such IPO Registration Statement has been terminated or withdrawn pursuant to this Section 2(b)(i), the Company shall promptly provide a new written notice to all Holders giving them another opportunity to elect to include Registrable Shares in the pending IPO Registration Statement. Each Holder receiving such notice shall have the same election rights afforded such Holder as described above in this clause (b).

(ii)                                  Selection of Underwriter. During the Offering Engagement Period (as that term is defined in the engagement letter, dated October 26, 2016, by and between the Company and FBR) and for the period that is one year from the date hereof (which period shall be extended if the resale shelf registration statement has not been declared effective pursuant to Section 2(a) above by the deadline set forth therein until such resale shelf registration statement is filed, if after such one year period) (the “Post Offering Period”), if the Company conducts an initial public offering of its equity, equity-linked or debt securities or any other public capital markets financing (an “IPO”), the Company shall appoint FBR as the lead underwriter and lead bookrunner (the “Lead Underwriter”) in connection with the IPO, unless (A) the appointment of a different Lead Underwriter is approved by the affirmative vote of the holders of at least two thirds of the Shares or (B) the Company receives a signed writing by the chief executive officer of FBR stating that FBR does not wish to serve as the Lead Underwriter in the IPO. In the event FBR is the Lead Underwriter in an IPO as contemplated by this Section 2(b)(ii), FBR shall be named on the cover of any IPO prospectus in the upper left relative to the names of the other underwriters participating in the IPO, shall manage all of the “roadshow” logistics, share allocations and all stabilization transactions in connection with the IPO and shall perform such other customary tasks of a lead underwriter and lead bookrunner in an initial public offering. FBR’s compensation as the Lead Underwriter in connection with the IPO shall be determined by agreement between the Company and FBR on the basis of compensation customarily paid to leading investment banks acting as underwriters in similar transactions; provided, however, that FBR’s economics in connection with the IPO shall be equal to those economics paid to the most highly compensated member of the underwriting group.

(iii)                               Shelf Registration Not Impacted by IPO Registration Statement. The Company’s obligation to file the Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement. In addition, the Company’s obligation to file and use its commercially reasonable efforts to cause to become and keep effective the Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of an IPO Registration Statement; provided, however, if the Company files or submits to the SEC an IPO Registration Statement before the effective date of the Shelf Registration Statement and the Company has used and is using commercially reasonable efforts to pursue the completion of such initial public offering, the Company shall have the right to defer causing the Commission to declare such Shelf Registration Statement effective until up to 60 days after the closing date of its initial public offering pursuant to the IPO

Registration Statement so long as such closing date occurs on or before October 31, 2017. Notwithstanding any other provision in this Agreement to the contrary, if the Company files or submits to the SEC an IPO Registration Statement before the effective date of the Shelf Registration Statement and the deadline for causing such Shelf Registration Statement to go effective is after the 60 day period beginning on the closing date of the Company’s initial public offering pursuant to the IPO Registration Statement, the Company shall cause the Shelf Registration Statement to be declared effective no later than 60 days after the closing date of the Company’s initial public offering pursuant to the IPO Registration Statement.

Notwithstanding any provision to the contrary in this Agreement, any amendment to this Section 2(b) shall be valid only if declared advisable by the board of directors of the Company (the “Board of Directors”) and approved by the affirmative vote of the stockholders of at least two thirds of the outstanding Class A Shares and Class A-1 Shares, voting together as a single class.

(c)                                  Interim Over-the-Counter Trading. If the Company does not (i) meet the round-lot stockholder requirements of the New York Stock Exchange, the Nasdaq Global Market or a similar national securities exchange and (ii) intend to conduct an initial public offering of its securities by October 31, 2017, the Company shall postpone the filing or effectiveness of the Shelf Registration Statement and instead shall be required to register the securities under the Exchange Act by filing a registration statement on Form 10 (an “Exchange Act Registration Statement”) with the Commission as soon as practicable. The Company shall use its commercially reasonable efforts in good faith to cause such Exchange Act Registration Statement to go effective or be declared effective by the Commission as soon as practicable after the initial filing thereof, but in no event later than December 31, 2017, and to cause Registrable Shares to be eligible for trading over the counter on the OTC OB or OTC QX by December 31, 2017. Immediately after the Company has satisfied the round-lot stockholder requirements of the New York Stock Exchange, the Nasdaq Global Market or a similar national securities exchange, it shall apply to have the Registrable Shares listed on the New York Stock Exchange, the Nasdaq Global Market or a similar national securities exchange and shall use its commercially reasonable efforts to have the Registrable Shares listed and traded on such exchange as soon as possible thereafter, but in no event more than 60 days thereafter. Once the Registrable Shares are listed and trading on the New York Stock Exchange, the Nasdaq Global Market or a similar national securities exchange, the Company shall, as soon as practicable thereafter, cause the Shelf Registration Statement to become effective, but in no event more than 90 days thereafter; provided, however, that the Company will not be required to cause a Shelf Registration Statement to become effective pursuant to this Section 2(c) if all of the Registrable Shares are freely tradable without restriction (including, but not limited to, the volume and manner of sale restrictions and the current public information requirements) under Rule 144.

(d)                                 Issuer Free Writing Prospectus. The Company represents and agrees that, unless it obtains the consent of the managing underwriter in connection with any Underwritten Offering of Registrable Shares, and each Holder represents and agrees that, unless it obtains the prior consent of the Company and any such underwriter, it will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 (an “Issuer Free Writing Prospectus”), or that would otherwise constitute a “free writing prospectus,” as defined in

Rule 405, required to be filed with the Commission. The Company represents that any Issuer Free Writing Prospectus will not include any information that conflicts with the information contained in any Registration Statement or the related Prospectus (other than as would not violate the rules and regulations of the SEC), and any such Issuer Free Writing Prospectus, when taken together with the information in such Registration Statement and the related Prospectus, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e)                                  Underwriting. The Company shall advise all Holders of the lead managing underwriter for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder’s Registrable Shares to be included in the IPO Registration Statement pursuant to Section 2(b) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Shares in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, custody agreements, securities escrow agreements and other documents, including opinions of counsel, reasonably required under the terms of such underwriting, and furnish to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder’s intended method of distribution and any other representation required by law or reasonably requested by the underwriters.

(f)                                   Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares of Common Stock to be included for the benefit of selling stockholders, then the managing underwriter(s) may exclude any and all of such shares of Common Stock (including Registrable Shares) from the IPO Registration Statement and Underwritten Offering; provided, however, that if shares of Common Stock are included in the IPO Registration Statement and Underwritten Offering for the account of selling stockholders, such shares shall be allocated as follows: 80% to the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares then held by each such Holder who is requesting inclusion) and 20% to the Legacy Holders requesting inclusion of their registrable shares pursuant to the Legacy Holder Registration Rights Agreement and in accordance the allocation provisions contained therein.

By electing to include Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A, during such periods as reasonably requested (but in no event for a period longer than thirty (30) days prior to and one hundred eighty (180) days following the effective date of the IPO Registration Statement)

by the representatives of the underwriters, in an Underwritten Offering, or by the Company in any other registration.

If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter(s), delivered by the later of (i) two (2) Business Days after the IPO price range is communicated by the Company to such Holder and (ii) ten (10) Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(g)                                  Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder’s proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes and transfer fees in connection with a registration of Registrable Shares pursuant to this Agreement.

(h)                                 Penalty Provisions.

(i)                                     If Section 2(c) hereof is not applicable and the Company does not file a Shelf Registration Statement registering the resale of the Registrable Shares with the Commission by the deadline set forth in Section 2(a), other than as a result of the Commission being unable to accept such filings, dividends on the Shares, payable only in additional Shares (the “Special Stock Dividends”), shall accrue and be payable in accordance with the Company Charter beginning on the day after the applicable date by which the Company was required to file the Shelf Registration Statement until the Shelf Registration Statement is filed;

(ii)                                  if (A) Section 2(c) hereof is not applicable and the Shelf Registration Statement is not effective, and the Registrable Shares are not listed and trading on a national securities exchange, by the deadline set forth in Section 2(a) or (B) Section 2(c) hereof is applicable and the Exchange Act Registration Statement is not effective, and the Registrable Shares are not listed and trading on the OTC OB or OTC QX, by the deadline set forth in Section 2(c), then the Special Stock Dividends shall accrue and be payable in accordance with the Company Charter beginning on the date immediately following the applicable deadline until the date specified in the Company Charter; and

(iii)                               if Section 2(c) is applicable and the Class A-1 Shares are listed and trading on the OTC OB or OTC QX and the Company meets the round lot holder requirements of the New York Stock Exchange, the Nasdaq Global Market or any similar national securities exchange with respect to the Class A Shares (including the Class A-1 Shares, as converted), the Company shall pay Special Stock Dividends from the date that is 60 days after the date the Company first meets such round lot holder requirement until the Class A Shares are listed on the New York Stock Exchange, the Nasdaq Global Market or any similar national securities exchange, if applicable.

(h)                                 JOBS ACT Submissions. For purposes of this Agreement, if the Company elects to confidentially submit a draft of the Shelf Registration Statement with the Commission pursuant to the JOBS Act, the date on which the Company makes such confidential submission will be deemed the initial filing date of such Shelf Registration Statement.

3.                                      Special Board Provisions.  If the Shelf Registration Statement has not become effective and if the Registrable Shares have not been listed on the New York Stock Exchange, the Nasdaq Global Market or any similar national securities exchange prior the Company’s 2018 annual shareholder meeting (which shareholder meeting shall be held no later than May 31, 2018), then immediately after such shareholder meeting, the Board shall take all necessary action to (i) expand the size of the Board of Directors by two (2) additional members, such that the Board of Directors will consist of seven individuals, and (ii) appoint two independent directors selected by the Holders holding a majority of the Registrable Shares to fill the newly created vacancies.

4.                                      Rules 144 and 144A Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to:

(a)                                 make and keep “current public information” available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)                                 file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)                                  so long as a Holder owns any Registrable Shares, if the Company is not required to file reports and other documents under the Securities Act or the Exchange Act, make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144 or Rule 144A, and in any event make available (either by mailing a copy thereof, by posting on the Company’s website, or by press release) to each Holder a copy of:

(i)                                     the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles in the United States, accompanied by an audit report of the Company’s independent accountants, no later than ninety (90) days after the end of each fiscal year of the Company; and

(ii)                                  the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the

Company’s annual financial statements, no later than forty-five (45) days after the end of each of the first three fiscal quarters of the Company;

(d)                                 hold, a reasonable time after the availability of such financial statements and upon reasonable notice to the Holders and FBR (either by mail, by posting on the Company’s website or by press release), a quarterly investor conference call to discuss such financial statements, which call will also include an opportunity for the Holders to ask questions of management with regard to such financial statements, and will also cooperate with, and make management reasonably available to, FBR personnel in connection with making Company information available to investors; and

(e)                                  so long as a Holder owns any Registrable Shares, furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company, and take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such Registrable Shares without registration.

5.                                      Registration Procedures

In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Shares under the Securities Act to permit the sale of such Registrable Shares by the Holder or Holders in accordance with the Holders or Holders’ intended method or methods of distribution, and the Company shall:

(a)                                 (i) notify FBR and Review Counsel, in writing, at least ten (10) Business Days prior to filing a Registration Statement, of its intention to file a Registration Statement with the Commission and, at least five (5) Business Days prior to filing, provide a copy of the Registration Statement to FBR and Review Counsel for review and comment; (ii) prepare and file with the Commission, as specified in this Agreement, a Registration Statement(s), which Registration Statement(s) shall (A) comply as to form in all material respects with the requirements of the Securities Act and the applicable form and include all financial statements required by the Commission to be filed therewith and (B) be acceptable to FBR, its counsel and Review Counsel; (iii) at least three (3) Business Days prior to filing, provide a copy of such amendment or supplement to FBR and Review Counsel for review and comment; (iv) promptly following receipt from the Commission, provide to FBR and Review Counsel copies of any comments made by the staff of the Commission relating to such Registration Statement and of the Company’s responses thereto for review and comment; and (v) use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 6 hereof, until the earlier of (A) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (B) there are no Registrable Shares outstanding or (C) the first anniversary of the effective date of such Registration Statement (subject to extension as provided in Section 6(c) hereof and the condition that the Registrable Shares have been transferred to an unrestricted CUSIP, are listed or included on the New York Stock Exchange or the Nasdaq Global Market, pursuant to Section 5(n) of this Agreement, or on an alternative trading system with the Registrable Shares qualified under the applicable state securities or “blue sky” laws of all fifty (50) states), and can be sold under Rule 144 without limitation as to manner of sale, volume or current public information; provided, however, that the Company shall not be required to cause the IPO Registration Statement to remain effective for any period longer than ninety (90) days following the effective date of the IPO Registration Statement (subject to extension as provided in Section 6(c) hereof); provided, further, that if the Company has an effective Shelf Registration Statement on Form S-1 (or other form then available to the Company) under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement form under the Securities Act, the Company may, upon thirty (30) Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer the filing fees from the previous Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within fifteen (15) Business Days of receipt of the Company notice that such a registration under a new Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Shares already in progress, in which case, the Company shall delay the effectiveness of the short-form Registration Statement and termination of the then-effective initial Registration Statement or any short-form Registration Statement for a period of not less than thirty (30) days from the date that the Company receives the notice from such Holders requesting a delay;

(b)                                 subject to Section 5(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the period described in Section 5(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c)                                  furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares, and hereby does consent to the use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus, subject to Section 6 hereof;

(d)                                 use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as FBR or any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 5(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 5(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction or (iii) submit to the general service of process in any such jurisdiction;

(e)                                  use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares;

(f)                                   notify FBR and each Holder promptly and, if requested by FBR or any Holder, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any Proceeding for that purpose, (iii) of any request by the Commission or any other federal, state or foreign governmental authority for (A) amendments or supplements to a Registration Statement or related Prospectus or (B) additional information and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) and (v) at the request of any such Holder, promptly to furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(g)                                  use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification of (or exemption from qualification of) any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h)                                 upon request, promptly furnish to each requesting Holder of Registrable Shares covered by a Registration Statement, without charge, one conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)                                     except as provided in Section 6 hereof, upon the occurrence of any event contemplated by Section 5(f)(iv) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j)                                    if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with such offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the representative of the underwriters, if any, or such Holders indicate relates to them or that they reasonably request be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k)                                 in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to each Holder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of (i) an opinion of counsel for the Company, addressed to the underwriters, dated the date of each closing under the underwriting agreement, reasonably satisfactory to such Holder and the underwriters, and (ii) a “comfort” letter, addressed to the underwriters and the Board of Directors, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request;

(l)                                     enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

(m)                             subject to execution of such confidentiality agreements as may reasonably be requested by the Company, make available for inspection by representatives of the Holders and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that the representatives of the Holders and any underwriters will use commercially reasonable efforts, to the extent practicable, to coordinate the foregoing inspection and information gathering and not materially disrupt the Company’s business operations;

(n)                                 use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by the exchange or market in the Company’s listing or inclusion application) to list or include all Registrable Shares on the New York Stock Exchange or the Nasdaq Global Market;

(o)                                 prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 5(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 5(a) hereof;

(p)                                 provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

(q)                                 (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months beginning after the effective date of the Registration Statement that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, but in no event later than forty-five (45) days after the end of each fiscal year of the Company, and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have reasonably objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, each Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof;

(r)                                    provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s)                                   in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the securities being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any restrictive transfer legends (other than as required by the Company’s organizational documents) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three (3) Business Days prior to any sale of the Registrable Shares;

(t)                                    in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, cooperate with FBR in connection with the filing with FINRA of all forms and information required or requested by FINRA in order to obtain written confirmation from FINRA that FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Shares pursuant to the Shelf Registration Statement, including, without limitation, information provided to FINRA through its Public Offering System, and pay all costs, fees and expenses incident to FINRA’s review of the Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to FINRA and the legal expenses, filing fees and other disbursements of FBR and any other FINRA member that is the Holder of, or is affiliated or associated with an owner of, Registrable Shares included in the Shelf Registration Statement (including in connection with any initial or subsequent member filing);

(u)                                 in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, provide to FBR and its representatives, the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which FBR may request in order to fulfill any due diligence obligation on its part and, concurrent with the initial filing of a Shelf Registration Statement with the Commission pursuant to Section 2(a) hereof;

(v)                                 upon effectiveness of the first Registration Statement filed under this Agreement, take such actions and make such filings as are necessary to effect the registration of the Registrable Shares under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement; and

(w)                               in the case of an Underwritten Offering, use its commercially reasonable efforts to cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter,” if applicable) that is required to be retained in accordance with the rules and regulations of FINRA.

The Company may require the Holders to furnish (and each Holder shall furnish) to the Company such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling security holder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(f)(iii) or 5(f)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

6.                                      Black-Out Period

(a)                                 Subject to the provisions of this Section 6 and a good faith determination by the Company that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to FBR and the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of ninety (90) days in any rolling twelve (12) month period commencing on the Closing Date or more than sixty (60) days in any rolling ninety (90) day period), if any of the following events shall occur: (i) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company’s primary Underwritten Offering; (ii) the Company shall have determined in good faith that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, business combination, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, the sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law and (C) (1) the Company has a bona fide business purpose for preserving the confidentiality of such transaction, (2) disclosure would have a material adverse effect on the Company or the Company’s ability to consummate such transaction or (3) renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (A) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (B) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most recent post-effective amendment) that, individually or in the aggregate, represent a fundamental change in the information set forth therein; or (C) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its best efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b)                                 In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to FBR and the Holders to suspend sales of the Registrable Shares and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its best efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder’s possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and FBR in the manner described above promptly following the conclusion of any Suspension Event and its effect.

(c)                                  Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 6, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and provide copies of the supplemented or amended Prospectus necessary to resume sales.

7.                                      Indemnification and Contribution

(a)                                 The Company agrees to indemnify and hold harmless (i) each Holder of Registrable Shares and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, FBR), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”) and (iii) the respective officers, directors, partners, members, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) above may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or Proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with, (A) with respect to any Registration Statement (or any amendment thereto), any untrue statement or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading or (B) with respect to any Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto), any preliminary Prospectus or any other document used to sell the Shares, any untrue statement or alleged untrue statement of a material fact contained therein or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company, or any underwriter in writing by such Purchaser Indemnitee expressly for use therein. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, Proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b)                                 In connection with any Registration Statement in which a Holder of Registrable Shares is participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company and each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, members, employees, representatives and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Holder furnished to the Company in writing by such Holder expressly for use in such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus. Absent gross negligence or willful misconduct, the liability of any Holder pursuant to this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Shares pursuant to such Registration Statement (or any amendment thereto), Prospectus (or any amendment or supplement thereto), Issuer Free Writing Prospectus (or any amendment or supplement thereto) or any preliminary Prospectus.

(c)                                  If any suit, action, Proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 7, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the

Indemnifying Party may reasonably designate in such Proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such Proceeding. Notwithstanding the foregoing, in any such Proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties) include both such Indemnified Party and Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (B) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include a statement as to or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

(d)                                 If the indemnification provided for in paragraphs (a) and (b) of this Section 7 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in Section 7(d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 7, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) FBR or a Holder of Registrable Shares shall have the same rights to contribution as FBR or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or Proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f)                                   The indemnity and contribution agreements contained in this Section 7 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Registrable Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

8.                                      Market Stand-off Agreement

Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable

Shares or other Class A Shares or any securities convertible into or exchangeable or exercisable for Class A Shares then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) (a) in the case of the Company and each of its officers, directors, managers and employees, in each case to the extent such person or entity holds Registrable Shares or Class A Shares or securities convertible into or exchangeable or exercisable for Registrable Shares or Class A Shares, for a period beginning on the effective date of, and continuing for one hundred eighty (180) days following the effective date of, the IPO Registration Statement to the Company; (b) in the case of all other Holders who include Registrable Shares in the IPO Registration Statement, beginning on the effective date of, and continuing for one hundred eighty (180) days following the effective date of the IPO Registration Statement of the Company; and (c) in the case of all other Holders, except FBR, who do not include Registrable Shares in the IPO Registration Statement, for a period of sixty (60) days following the effective date of an IPO Registration Statement of the Company filed under the Securities Act; provided, further, however, if (1) during the last seventeen (17) days of the applicable restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the applicable restricted period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the applicable restricted period, then, in each case, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18) day period beginning on the issuance of the earnings release or the occurrence of the material news or event, unless the managing underwriter in the Underwritten Offering waives, in writing, such extension or the Company is then an Emerging Growth Company (as defined under the Securities Act) and provided, further, however, that:

(a)                                 the restrictions above shall not apply to Registrable Shares sold pursuant to the IPO Registration Statement;

(b)                                 all executive officers and directors of the Company then holding Class A Shares or securities convertible into or exchangeable or exercisable for Class A Shares enter into agreements that are no less restrictive;

(c)                                  the Holders shall be allowed any concession or proportionate release allowed to any officer or director that entered into agreements that are no less restrictive (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); provided, that nothing in this Section 8(iii) shall be construed as a right to proportionate release for the executive officers and directors of the Company upon the expiration of the period applicable to all Holders other than the executive officers and directors of the Company; and

(d)                                 this Section 8 shall not be applicable if a Shelf Registration Statement of the Company filed under the Securities Act has been declared effective prior to the filing of an IPO Registration Statement or the Registrable Securities were made eligible for trading on the OTC OB or OTC QX prior to the filing of an IPO Registration Statement.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities as subject to this Section 8 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

9.                                      Termination of the Company’s Obligation

The Company shall have no obligation pursuant to this Agreement with respect to any Registrable Shares proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, (i) all such Registrable Shares proposed to be sold by a Holder may be sold in a single transaction without registration under the Securities Act pursuant to Rule 144, (ii) the Company has become subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for a period of at least ninety (90) days and is current in the filing of all such required reports and (iii) the Registrable Shares have been listed for trading on a national securities exchange.

10.                               Limitations on Subsequent Registration Rights

From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning not less than a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 10, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any Registration Statement filed pursuant to the terms hereof, unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of Registrable Shares of the Holders that is included or (b) have its securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any registration statement filed pursuant to this Agreement except for such securities that may be sold by Legacy Owners in an initial public offering pursuant to Section 2(f).

11.                               Miscellaneous

(a)                                 Company Charter.  The Company hereby covenants and agrees to take all necessary action to ensure that the Company Charter and Bylaws contains all provisions necessary and sufficient to give effect to the provisions of this Agreement.

(b)                                 Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, FBR and each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of FBR, in the Purchase/Placement Agreement, or granted by law, including the rights granted in Section 2(g) hereof and recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 7, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(c)                                  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 11(b), Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding; provided, further, however, that any amendments, modifications or supplements to, or any waivers or consents to departures from, the provisions of Section 8 hereof that would have the effect of extending the sixty (60) or one hundred eighty (180) day periods referenced therein shall be approved by, and shall only be applicable to, those Holders who provide written consent to such extension to the Company. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the first and second sentences of this paragraph.

(d)                                 Notices. All notices and other communications, provided for or permitted hereunder, shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier, registered or certified mail, return receipt requested, or by telegram:

(i)                                     if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company; and

(ii)                                  if to the Company, at the offices of the Company at 1820 North I-35, P.O. Box 1715, Gainesville, Texas 76241, Attention: John Schmitz; and

(iii)                               if to FBR, at the offices of FBR at 1001 Nineteenth Street North, Arlington, Virginia 22209, Attention: Gavin Beske, Esq. (facsimile 703-469-1012).

(e)                                  Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by the Participants and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

(f)                                   Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)                                  Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h)                                 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT.

(i)                                     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j)                                    Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(k)                                 Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)                                     Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock, then upon the occurrence of any subdivision, combination or stock dividend of such shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of Common Stock by such subdivision, combination or stock dividend.

(m)                             Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 7 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(n)                                 Attorneys’ Fees. In any action or Proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELECT ENERGY SERVICES, INC.

By:	/s/ John D. Schmitz
	Name:	John D. Schmitz
	Title:	Chief Executive Officer

FBR CAPITAL MARKETS & CO.

By:	/s/ Patrick M. Steel
	Name:	Patrick M. Steel
	Title:	Co-Head, Capital Markets

[Signature Page to Registration Rights Agreement]